Exhibit 10.3

PARTICIPANT AWARD AGREEMENT

[Date]

Optionee Name

Optionee Address

Optionee City, State, Zip Code

Dear Optionee:

Pursuant to the terms and conditions of the Company’s 1999 Long-Term Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of Equitable Resources, Inc. (the “Company”) has granted you a Non-Qualified Stock Option (the “Option”) to purchase shares of the Company’s common stock as outlined below.

Options Granted:

Grant Date:

Option Price per Share:

Expiration Date:

Vesting Schedule:	50% vest on December 31, 2009
25% vest on December 31, 2010
25% vest on December 31, 2011

Upon termination of employment for cause or in the event of a voluntary termination (including a retirement), all unvested and unexercised vested options are forfeited immediately.  Upon termination of employment for any other reason, all unvested options are forfeited and unexercised vested options are forfeited unless exercised within 90 days of the termination date (except in the event of an employee’s death or disability, in which case the post-termination exercise period will be one year).  Except to the extent provided in this Award Agreement, options (whether vested or unvested) are forfeited upon a termination of employment for any reason.

The employee may satisfy tax withholding obligations with respect to the award by directing the Company to (i) withhold that number of shares which would otherwise be issued upon vesting to satisfy the minimum required statutory tax withholding obligations, and/or (ii) accept delivery of previously owned shares to satisfy such tax withholding; provided that if such withholding is in excess of the minimum statutory rate, such shares must have been held by the employee for at least six months.

Kimberly L. Sachse
For the Compensation Committee

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan.  I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:		Date:
Optionee Name